As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333 -_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1144397
(State of Incorporation)	(I.R.S. Employer Identification No.)

2916 North Miami Avenue, Suite 1000

Miami, Florida 33127

(Address of principal executive offices) (Zip Code)

VERU INC.

2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Mitchell S. Steiner, M.D.

Chairman, President and Chief Executive Officer

2916 North Miami Avenue, Suite 1000

Miami, Florida 33127

(305) 509-6897

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copy to:

Benjamin G. Lombard, Esq.

Reinhart Boerner Van Deuren s.c.

1000 North Water Street

Suite 1700

Milwaukee, Wisconsin 53202

(414) 298-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant’s Common Stock made available under the Veru Inc. 2018 Equity Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s earlier Registration Statement on Form S-8 (Registration No. 333-228789) effective December 13, 2018 are incorporated by reference and made a part hereof.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-89273) filed with the Commission on October 19, 1999).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 27,000,000 shares (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-46314) filed with the Commission on September 21, 2000).

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 35,500,000 shares (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-99285) filed with the Commission on September 6, 2002).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 38,500,000 shares (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the Commission on May 15, 2003).

4.5	Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 3 (incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the Commission on May 17, 2004).

4.6	Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 4 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the Commission on November 2, 2016).

4.7	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 77,000,000 shares (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the Commission on August 1, 2017).

4.8	Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 154,000,000 shares (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the Commission on March 29, 2019).

4.9	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the Commission on May 4, 2018).

5.1	Opinion of Reinhart Boerner Van Deuren s.c.*

23.1	Consent of RSM US LLP.*

Exhibit Number	Description
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this Registration Statement).*

99.1	Veru Inc. 2018 Equity Incentive Plan (as amended and restated effective March 29, 2022) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-13602) filed with the Commission on March 31, 2022).

99.2	Form of Non-Qualified Stock Option Grant Agreement under Veru Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 1-13602) filed with the Commission on May 13, 2020).

107	Filing Fee Table. *

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 12, 2022.

VERU INC.

BY	/s/ Mitchell S. Steiner
Mitchell S. Steiner, Chairman, President
and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Mitchell S. Steiner and Michele Greco, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell S. Steiner Mitchell S. Steiner	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2022

/s/ Mario Eisenberger Mario Eisenberger	Director	May 12, 2022

/s/ Harry Fisch Harry Fisch	Vice Chairman of the Board and Director	May 12, 2022

/s/ Grace S. Hyun Grace S. Hyun	Director	May 12, 2022

/s/ Lucy Lu Lucy Lu	Director	May 12, 2022

/s/ Michael L. Rankowitz Michael L. Rankowitz	Director	May 12, 2022

/s/ Michele Greco Michele Greco	Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)	May 12, 2022

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